Exhibit 10.23
FORM OF XYLEM
2011 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT —

NON-EMPLOYEE DIRECTOR
NOTICE OF RESTRICTED STOCK UNIT AWARD
Xylem Inc. (the “Company”) grants to the Director named below, in accordance with the terms of the Xylem 2011 Omnibus Incentive Plan (the “Plan”) and this Restricted Stock Unit award agreement (this “Agreement”), the number of Restricted Stock Units (the “Restricted Stock Units” or the “Award”) provided as follows:

DIRECTOR	[Non-Employee Director Name]
RESTRICTED STOCK UNITS GRANTED	[ #,#### ]
DATE OF GRANT	November 7, 2011
VESTING SCHEDULE	Except as provided in Section 3 of this Agreement, the Restricted Stock Units will vest on the following date(s), subject to the Director’s continued service as a director of the Company:

Restricted
Stock Units
	Vesting Date(s)	Vesting

	the Business Day immediately prior to the Xylem Inc. 2012 Annual Meeting.	100% of Award
AGREEMENT
1.	Grant of Award. The Company hereby grants to the Director the Restricted Stock Units, subject to the terms, definitions and provisions of the Plan and this Agreement. All terms, provisions, and conditions applicable to the Restricted Stock Units set forth in the Plan and not set forth herein are incorporated by reference. To the extent any provision hereof is inconsistent with a provision of the Plan the provisions of the Plan will govern. All capitalized terms that are used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

2.	Vesting and Settlement of Award.
a.	Right to Award. This Award shall vest in accordance with the vesting schedule set forth above (the “Vesting Schedule”) and with the applicable provisions of the Plan and this Agreement.

b.	Settlement of Award. Except as otherwise provided in a deferral agreement duly executed by the Director on a form prescribed by the Company for such elections and timely filed with the Company, the vested portion of this Award shall be settled (and any related dividend equivalents shall be paid) on or as soon as practicable following the vesting date set forth in the Vesting Schedule or in Section 3 of this Agreement, as the case may be.

The Company may require the Director to furnish or execute such documents as the Company shall reasonably deem necessary (i) to evidence such settlement and (ii) to comply with or satisfy the requirements of the Securities Act of 1933, as amended, the Exchange Act or any applicable laws. If the Director dies before the settlement of all or a portion of the Award, the vested but unsettled portion of the Award may be settled by delivery of Shares (and payment of related dividend equivalents) to the Participant’s designated beneficiary or, if no such beneficiary has been designated, the Participant’s estate.

c.	Method of Settlement. The Company shall deliver to the Director [one Share for each vested Restricted Stock Unit in book entry form/to receive cash payments equal to the Fair Market Value of such Shares on vest date].

d.	Dividend Equivalents. If a cash dividend is declared on the Shares, the Director shall be credited with a dividend equivalent in an amount of cash equal to the number of Restricted Stock Units held by the Director as of the dividend payment date, multiplied by the amount of the cash dividend paid per Share. Any such dividend equivalents shall be paid if and when the underlying Restricted Stock Units are settled. Dividend equivalents shall not accrue interest.
3.	Separation from Service. The Award shall become 100% vested prior to the vesting date set forth in the Vesting Schedule above upon the Director’s separation from service for any of the following reasons:
a.	the Director’s death;

b.	the Director’s Disability (as defined below);

c.	the Director’s retirement from the Board at or after age 72; or

d.	the Director’s separation from service on account of the acceptance by the Director of a position (other than an honorary position) in the government of the United States, any State or any municipality or any subdivision thereof or any organization performing any quasi-governmental function.
If the Director’s service on the Board terminates for any reason other than one listed above prior to the vesting date set forth in the Vesting Schedule above (other than in connection with the Director’s commencement of services as a director of a Spinco), the Award shall be forfeited immediately with respect to the number of Restricted Stock Units for which the Award is not yet vested.

For purposes of this Agreement, the term “Disability” means the complete and permanent inability of the Director to perform all of his or her duties as a member of the Board, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

4.	Transferability of Award.

The Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

5.	Miscellaneous Provisions.
a.	Rights as a Stockholder. The Director shall have no rights as a stockholder with respect to any Shares subject to this Award, except as provided in Paragraph 2(d), until the Award has vested and Shares, if any, have been issued.

b.	Compliance with Federal Securities Laws and Other Applicable Laws. Notwithstanding anything to contrary in this Agreement or in the Plan, to the extent permitted by Section 409A of the Code and any treasury regulations or other applicable guidance promulgated with respect thereto, the issuance or delivery of any Shares pursuant to this Agreement may be delayed if the Company reasonably anticipates that the issuance or delivery of the Shares will violate Federal securities laws or other applicable law; provided that delivery or issuance of the Shares shall be made at the earliest date at which the Company reasonably anticipates that such delivery or issuance will not cause a violation.

c.	Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

d.	Modification or Amendment. This Agreement may only be modified or amended by written agreement executed by the parties hereto; provided, however, that the adjustments permitted pursuant to Section 4.2 of the Plan may be made without such written agreement.

e.	Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

f.	References to Plan. All references to the Plan shall be deemed references to the Plan as may be amended from time to time.

g.	Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Award for construction or interpretation.

h.	Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Director or by the Company forthwith to the Committee, which shall review such dispute at its next regular meeting. If the Director is a member of the Committee, the Director shall not participate in such review. The resolution of such dispute by the Committee shall be final and binding on all persons.

i.	Section 409A of the Code. The provisions of this Agreement and any payments made herein are intended to comply with, and should be interpreted consistent with, the requirements of Section 409A of the Code, and any related regulations or other effective guidance promulgated thereunder by the U.S. Department of the Treasury or the Internal Revenue Service.

j.	Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
Xylem Inc.
Date: November 7, 2011
The Director represents that s/he is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions thereof. The Director has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. The Director hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

Signed:

Director

(Online acceptance constitutes agreement)

Dated:

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